Exhibit 99.1

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On April 19, 2016, Classmates Media Corporation (“Seller”), a Delaware corporation and wholly-owned subsidiary of United Online, Inc., a Delaware corporation (“United Online”), completed the sale of all of the stock of its wholly-owned subsidiary, MyPoints.com, Inc., a Delaware corporation (“MyPoints”), to Prodege, LLC, a California limited liability company (“Purchaser”), pursuant to the Stock Purchase Agreement, dated as of and entered into on April 19, 2016, by and among Purchaser, United Online and Seller (the “Agreement”).  The purchase price received for MyPoints was approximately $13,000,000 in cash, subject to a post-closing purchase price adjustment.  The Agreement includes customary representations, warranties and covenants of each party, some of which survive the closing of the transaction for a period of time. In connection with the closing of the transaction, the parties have entered into a transition services agreement, pursuant to which Seller is to provide, among other things, certain accounting and information technology services for a limited period of time after the closing of the transaction.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements reflect adjustments to United Online’s historical financial results in connection with the sale of MyPoints. The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with United Online’s historical consolidated financial statements and accompanying notes.

The unaudited pro forma condensed consolidated statements of operations give effect to the sale of MyPoints as if it occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet gives effect to the sale of MyPoints as if it occurred as of December 31, 2015, United Online’s latest balance sheet date. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The pro forma adjustments are based on available information and assumptions that United Online’s management believes are (a) directly attributable to the sale, (b) are factually supportable and (c) with respect to the statements of operations, have continuing impact on the consolidated results. The pro forma adjustments may differ from those that will be calculated to report United Online’s discontinued operations in United Online’s future filings.  The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what United Online’s results of operations or balance sheet would have been had the sale of MyPoints occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of United Online’s future results of operations or financial position.

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands, except per share amounts)

	United Online Historical	Pro Forma Adjustments (1)		Pro Forma United Online (1)
Revenues	$151,118	$(38,022)	(a)	$113,096
Operating expenses:
Cost of revenues	62,806	(22,970)	(a)	39,836
Sales and marketing	27,396	(9,182)	(a)	18,214
Technology and development	14,865	(2,745)	(a)	12,120
General and administrative	37,088	(2,361)	(a)(b)	34,727
Amortization of intangible assets	409	(285)	(a)	124
Restructuring and other exit costs	1,468	2	(a)	1,470
Total operating expenses	144,032	(37,541)		106,491
Operating income	7,086	(481)		6,605
Interest income	448	—		448
Other income, net	932	—		932
Income before income taxes	8,466	(481)		7,985
Provision for income taxes	3,959	(644)	(a)(f)	3,315
Income from continuing operations	4,507	163		4,670
Income allocated to participating securities	(1,162)	—		(1,162)
Income from continuing operations attributable to common stockholders	$3,345	$163		$3,508
Basic income from continuing operations per common share	$0.23			$0.24
Shares used to calculate basic income from continuing operations per common share	14,673			14,673
Diluted income from continuing operations per common share	$0.23			$0.24
Shares used to calculate diluted income from continuing operations per common share	14,727			14,727

(1)   United Online pro forma results include costs that were historically allocated to MyPoints for services provided by United Online.  United Online will continue to provide similar services for a limited time in connection with a transition services agreement.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands, except per share amounts)

	United Online Historical	Pro Forma Adjustments (1)		Pro Forma United Online (1)
Revenues	$165,719	$(32,218)	(a)	$133,501
Operating expenses:
Cost of revenues	61,101	(15,282)	(a)	45,819
Sales and marketing	32,030	(9,897)	(a)	22,133
Technology and development	17,219	(3,471)	(a)	13,748
General and administrative	48,388	(2,677)	(a)	45,711
Amortization of intangible assets	421	(284)	(a)	137
Restructuring and other exit costs	3,054	(1,457)	(a)	1,597
Total operating expenses	162,213	(33,068)		129,145
Operating income	3,506	850		4,356
Interest income	388	-		388
Other income, net	505	-		505
Income before income taxes	4,399	850		5,249
Provision for income taxes	841	1,275	(a)(f)	2,116
Income from continuing operations	3,558	(425)		3,133
Income allocated to participating securities	340	-		340
Income from continuing operations attributable to common stockholders	$3,898	$(425)		$3,473
Basic income from continuing operations per common share	$0.28			$0.25
Shares used to calculate basic income from continuing operations per common share	14,115			14,115
Diluted income from continuing operations per common share	$0.28			$0.25
Shares used to calculate diluted income from continuing operations per common share	14,119			14,119

(1)   United Online pro forma results include costs that were historically allocated to MyPoints for services provided by United Online.  United Online will continue to provide similar services for a limited time in connection with a transition services agreement.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except per share amounts)

	United Online Historical	Pro Forma Adjustments (1)		Pro Forma United Online (1)
Revenues	$177,131	$(42,884)	(a)	$134,247
Operating expenses:
Cost of revenues	62,035	(23,030)	(a)	39,005
Sales and marketing	38,518	(12,728)	(a)	25,790
Technology and development	18,305	(4,454)	(a)	13,851
General and administrative	58,508	(3,357)	(a)	55,151
Amortization of intangible assets	399	(263)	(a)	136
Restructuring and other exit costs	1,192	(1,192)	(a)	-
Impairment of goodwill, intangible assets and long-lived assets	37,756	-		37,756
Total operating expenses	216,713	(45,024)		171,689
Operating loss	(39,582)	2,140		(37,442)
Interest income	260	-		260
Interest expense	(12)	-		(12)
Other income, net	213	5	(a)	218
Loss before income taxes	(39,121)	2,145		(36,976)
Provision for income taxes	46,595	(7,316)	(a)(f)	39,279
Loss from continuing operations	(85,716)	9,461		(76,255)
Income allocated to participating securities	(1,195)	-		(1,195)
Loss from continuing operations attributable to common stockholders	$(86,911)	$9,461		$(77,450)
Basic loss from continuing operations per common share	$(6.55)			$(5.84)
Shares used to calculate basic loss from continuing operations per common share	13,261			13,261
Diluted loss from continuing operations per common share	$(6.55)			$(5.84)
Shares used to calculate diluted loss from continuing operations per common share	13,261			13,261

(1)   United Online pro forma results include costs that were historically allocated to MyPoints for services provided by United Online.  United Online will continue to provide similar services for a limited time in connection with a transition services agreement.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNITED ONLINE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2015

(in thousands)

	United Online Historical	Pro Forma Adjustments		Pro Forma United Online
Assets
Current assets:
Cash and cash equivalents	$104,832	$11,791	(a)(c)	$116,623
Accounts receivable, net of allowance	13,424	(7,473)	(a)	5,951
Inventories, net	6,878	(5,246)	(a)	1,632
Other current assets	10,241	(957)	(a)(f)	9,284
Total current assets	135,375	(1,885)		133,490
Property and equipment, net	13,256	(3,740)	(a)	9,516
Deferred tax assets, net	1,514	-		1,514
Goodwill	46,660	(22,516)	(a)	24,144
Intangible assets, net	335	(71)	(a)	264
Other assets	1,070	(52)	(a)	1,018
Total assets	$198,210	$(28,264)		$169,946
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,460	$(465)	(a)(d)	$7,995
Accrued liabilities	10,252	(2,054)	(a)	8,198
Member redemption liability	6,781	(6,781)	(a)	-
Deferred revenue	13,431	(224)	(a)	13,207
Total current liabilities	38,924	(9,524)		29,400
Member redemption liability	11,322	(11,322)	(a)	-
Deferred revenue	17	(17)	(a)	-
Deferred tax liabilities, net	4,621	(1,921)	(a)	2,700
Other liabilities	5,706	(392)	(a)	5,314
Total liabilities	60,590	(23,176)		37,414
Commitments and contingencies
Stockholders’ equity:
Common stock	1	-		1
Additional paid-in capital	222,164	-		222,164
Accumulated other comprehensive loss	(4,086)	-		(4,086)
Accumulated deficit	(80,459)	(5,088)	(e)	(85,547)
Total stockholders’ equity	137,620	(5,088)		132,532
Total liabilities and stockholders’ equity	$198,210	$(28,264)		$169,946

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNITED ONLINE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS

(a)       Adjustments reflect the results of operations, assets, liabilities, and historical operating results included in the sale of MyPoints.

(b)      Adjustments reflect the elimination of non-recurring MyPoints sales transaction-related costs totaling $0.1 million, which were directly related to the sale.

(c)       Adjustment reflects the approximately $11.8 million in cash received, which was net of the estimated $1.2 million post-closing purchase price adjustment, for the sale of MyPoints, net of the cash and cash equivalents balance of MyPoints.

(d)      Adjustment reflects accrued transaction-related costs totaling $0.2 million directly related to the sale.

(e)       Adjustment reflects the estimated after-tax effect on retained earnings from the sale, including the after-tax loss on the sale of MyPoints.

(f)        Adjustments reflects the tax effect of the pro forma adjustments at the applicable combined federal and state statutory income tax rates.